GRIFFON CORPORATION ANNOUNCES OPERATING RESULTS
FOR THE THIRD QUARTER OF FISCAL 2007

Jericho, New York, August 6, 2007 - Griffon Corporation (NYSE:GFF) today reported operating results for the third quarter of fiscal 2007. Net sales for the quarter ended June 30, 2007 were $398,726,000 compared to $429,071,000 for the third quarter of fiscal 2006. Income before income taxes was $7,401,000 compared to $26,943,000 last year. Net income was $4,397,000 in the current quarter compared to $19,363,000 last year. Diluted earnings per share for the quarter was $.14 compared to $.61 in last year’s third quarter.

The decline in sales and operating income in our garage door and installation services segments was principally due to declines in sales volume, principally a result of the slowdown in the new home construction and home resale markets. In both segments, management is continuing to evaluate and implement initiatives to reduce costs and improve operating efficiencies, awaiting an improvement in the market. Specialty Plastic Films segment sales were favorably affected by higher unit volume in Europe and the positive impact of foreign exchange offset by lower selling prices to our major customer and lower selling prices caused by resin cost fluctuations. The decrease in operating income for Specialty Plastic Films is primarily attributable to the impact of resin price and cost fluctuations and the lower selling prices to our major customer. The increase in sales of Telephonics, the company’s electronic information and communication systems segment, was primarily attributable to the MH60 program. The decrease in operating income is primarily attributable to a number of programs which had lower gross profit margins in the quarter and increased marketing expenses.

Net sales for the nine months ended June 30, 2007 were $1,220,412,000 compared to $1,153,746,000 for the first nine months of fiscal 2006. Income before income taxes for the nine months was $22,456,000 compared to $49,204,000 last year. Net income was $13,117,000 compared to $33,347,000 for the first nine months of 2006. Diluted earnings per share for the nine months was $.42 compared to $1.06 last year.

Cash flow provided by operations was $10,472,000 for the quarter. Capital expenditures were $4,123,000 which were funded by existing cash balances. Also, during the quarter $987,000 was used to acquire 45,000 shares of the company's common stock under its buyback program. Additional purchases will be made from time to time, depending on market conditions, at prices deemed appropriate by management or under a Rule 10b5-1 trading plan.

The Company retained Goldman, Sachs & Co. to assist the Company in evaluating components of our business, our capital structure and other potential strategic alternatives. The Company and Goldman, Sachs & Co. have concluded the initial evaluation of such alternatives. Due to present conditions in the residential housing and credit markets, options that would increase shareholder value are being explored but are not attractive at this time.

Griffon Corporation -

●	is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;
●
installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

●
is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

●	develops and manufactures information and communication systems for government and commercial markets worldwide.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, results of integrating acquired businesses into existing operations, competitive factors and pricing pressures for resin and steel, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(Unaudited)
(IN THOUSANDS)

PRELIMINARY

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net sales:
Garage Doors	$118,100	$139,297	$351,995	$403,711
Installation Services	67,505	86,454	206,716	250,229
Specialty Plastic Films	96,848	97,246	300,233	279,288
Electronic Information and Communication Systems	120,553	111,404	374,567	235,702
Intersegment eliminations	(4,280)	(5,330)	(13,099)	(15,184)
	$398,726	$429,071	$1,220,412	$1,153,746
Operating income (loss):
Garage Doors	$4,573	$10,324	$4,030	$27,531
Installation Services	(2,975)	2,203	(8,716)	6,217
Specialty Plastic Films	2,859	8,137	12,136	15,411
Electronic Information and Communication Systems	9,950	12,670	35,301	20,388
Segment operating income	14,407	33,334	42,751	69,547
Unallocated amounts	(4,318)	(4,242)	(12,983)	(13,959)
Interest and other, net	(2,688)	(2,149)	(7,312)	(6,384)
Income before income taxes	$7,401	$26,943	$22,456	$49,204

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

PRELIMINARY

	For the Three Months Ended
	June 30,
	2007	2006
Net sales	$398,726	$429,071
Cost of sales	309,121	320,793
Gross profit	89,605	108,278

Selling, general and administrative expenses	80,663	80,341
Income from operations	8,942	27,937

Other income (expense):
Interest expense	(3,221)	(2,572)
Interest income	533	423
Other, net	1,147	1,155
	(1,541)	(994)
Income before income taxes	7,401	26,943

Provision for income taxes:
Federal	1,418	6,698
State and foreign	1,586	882
	3,004	7,580

Net income	$4,397	$19,363

Basic earnings per share of common stock:	$.15	$.65

Diluted earnings per share of common stock:	$.14	$.61
Weighted average number of shares outstanding:
Basic	29,977,000	29,896,000
Diluted	31,032,000	31,718,000

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

PRELIMINARY

	For the Nine Months Ended
	June 30,
	2007	2006
Net sales	$1,220,412	$1,153,746
Cost of sales	956,085	866,046
Gross profit	264,327	287,700

Selling, general and administrative expenses	236,906	234,275
Income from operations	27,421	53,425

Other income (expense):
Interest expense	(9,217)	(7,715)
Interest income	1,905	1,331
Other, net	2,347	2,163
	(4,965)	(4,221)
Income before income taxes	22,456	49,204

Provision for income taxes:
Federal	5,417	11,127
State and foreign	3,922	4,730
	9,339	15,857

Net income	$13,117	$33,347

Basic earnings per share of common stock:	$.44	$1.11

Diluted earnings per share of common stock:	$.42	$1.06
Weighted average number of shares outstanding:
Basic	29,959,000	29,992,000
Diluted	31,089,000	31,441,000

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

PRELIMINARY

	JUNE 30,	SEPTEMBER 30,
	2007	2006
ASSETS

Current Assets:
Cash and cash equivalents	$36,024	$22,389
Accounts receivable, net	231,435	247,172
Contract costs and recognized income not yet billed	69,124	68,279
Inventories	169,568	165,089
Prepaid expenses and other current assets	49,244	42,075
Total current assets	555,395	545,004
Property, plant and equipment, at cost less
depreciation and amortization	232,597	231,975
Goodwill	112,562	99,540
Intangible and other assets	67,991	51,695
	$968,545	$928,214

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$2,874	$8,092
Accounts payable	107,716	128,104
Accrued liabilities	77,298	81,672
Income taxes	9,642	18,431
Total current liabilities	197,530	236,299
Long-term debt:
Convertible subordinated notes	130,000	130,000
Other	119,409	79,228
Other liabilities and deferred credits	77,955	70,242
Shareholders' equity	443,651	412,445
	$968,545	$928,214

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

PRELIMINARY

	For the Nine Months Ended
	June 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,117	$33,347
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	30,671	25,778
Stock based compensation	1,884	1,142
Provision for losses on accounts receivable	1,393	1,435
Change in assets and liabilities:
(Increase) decrease in accounts receivable and contract
costs and recognized income not yet billed	18,942	(25,981)
Increase in inventories	(1,259)	(24,771)
Increase in prepaid expenses and other assets	(1,022)	(19)
Increase (decrease) in accounts payable, accrued liabilities
and income taxes payable	(34,605)	8,394
Other changes, net	698	(20)
	16,702	(14,042)
Net cash provided by operating activities	29,819	19,305

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(23,600)	(22,408)
Acquisition of minority interest in subsidiary	-	(1,304)
Acquired businesses	(17,167)	-
Increase in equipment lease deposits	(4,597)	(5,353)
Funds restricted for capital projects	(4,471)	-
Net cash used in investing activities	(49,835)	(29,065)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of shares for treasury	(3,287)	(17,218)
Proceeds from issuance of long-term debt	47,891	63,000
Payments of long-term debt	(7,449)	(68,455)
Decrease in short-term borrowings	(6,132)	(446)
Exercise of stock options	2,563	2,060
Tax benefit from exercise of stock options	685	2,386
Distributions to minority interest	-	(354)
Other, net	(1,315)	(363)
Net cash provided by (used in) financing activities	32,956	(19,390)

Effect of exchange rate changes on cash and cash equivalents	695	588

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,635	(28,562)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	22,389	60,663
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$36,024	$32,101